Exhibit 99.1

ABIOMED ANNOUNCES Q1 FY 2017 REVENUE OF $103.0 MILLION, UP 40% OVER PRIOR YEAR

- Lower end of revenue guidance increased for FY 2017

DANVERS, Mass. — July 28, 2016 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2017 revenue of $103.0 million, an increase of 40% compared to revenue of $73.4 million for the same period of fiscal 2016. First quarter fiscal 2017 GAAP net income was $12.9 million or $0.29 per diluted share, compared to GAAP net income of $8.9 million or $0.20 per diluted share for the prior year period.

Financial and operating highlights during the first quarter of fiscal 2017 include:

•	Fiscal first quarter worldwide Impella® revenue totaled $97.8 million, an increase of 42% compared to revenue of $68.8 million during the same period of the prior fiscal year. U.S. Impella revenue grew 41% to $89.6 million and U.S. Impella patient usage grew 40%.

•	Outside the U.S. Impella revenue grew 61% to $8.2 million lead by German revenue, which accounted for 74% of revenue and grew by 117%.

•	The installed base for Impella 2.5™ heart pumps grew by an additional 27 hospitals, which made initial purchases of Impella heart pumps, bringing the installed customer base to 1,066 sites. As part of Abiomed’s continued Impella CP® heart pump launch, 35 new U.S. hospitals purchased Impella CP, bringing the total number to 861 sites.

•	An additional 9 sites made initial purchases of the Impella RP during the quarter, bringing the total number to 89 sites.

•	Gross margin for fiscal first quarter 2017 was 85.4% compared to 85.1% in the first quarter of fiscal 2016.

•	Operating profit for the first quarter of fiscal 2017 was $21.2 million, or 20.6% operating margin, compared to $15.0 million, or 20.4% of revenue in the prior year period.

•	The Company generated $10.1 million in cash, cash equivalents and marketable securities, totaling $223.2 million as of June 30, 2016, compared to $213.1 million at March 31, 2016. The Company currently has no debt.

•	On April 7, Abiomed announced that it received U.S. Food and Drug Administration (FDA) Pre-Market Approval (PMA) for the Impella 2.5™, Impella CP®, Impella 5.0™ and Impella LD™ heart pumps to provide treatment of ongoing cardiogenic shock. The intent of the Impella system therapy is to reduce ventricular work and to provide the circulatory support necessary to allow heart recovery and early assessment of residual myocardial function.

“Abiomed is creating a new era of medicine focused on the Field of Heart Recovery and offering new treatment paradigms for high risk heart failure patients.” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “With an estimated 6% U.S. Impella penetration rate, we are prepared for continued growth within the PROTECTED PCI and emergent indications. Outside the U.S., we stand ready to transform the standard of care for patients in Germany, Japan and beyond.”

FISCAL YEAR 2017 OUTLOOK

The Company is increasing the lower end of its fiscal year 2017 revenue guidance with the new range of $435 million to $445 million, an increase in revenue of 32% to 35% from the prior year. This compares to the prior forecast of $430 million to $445 million and a 30% - 35% increase from the prior year. The Company is maintaining its fiscal year guidance for GAAP operating margin in the range of 18% to 20%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, July 28, 2016, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer; Michael Tomsicek, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. Supplemental information in the form of a slide presentation will also be accessible at the same location. A replay of this conference call will be available beginning at 11 a.m. EDT July 28, 2016 through 11:59 p.m. EDT on July 30, 2016. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 44717460.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2016	March 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$38,274	$48,231
Short-term marketable securities	184,900	163,822
Accounts receivable, net	41,280	42,821
Inventories	29,093	26,740
Prepaid expenses and other current assets	6,741	6,778

Total current assets	300,288	288,392
Long-term marketable securities	—	1,000
Property and equipment, net	25,950	23,184
Goodwill	32,272	33,003
In-process research and development	15,055	15,396
Long-term deferred tax assets, net	51,296	58,534
Other assets	4,451	4,422

Total assets	$429,312	$423,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,372	$9,381
Accrued expenses	26,257	28,382
Deferred revenue	8,590	8,778

Total current liabilities	43,219	46,541
Other long-term liabilities	213	220
Contingent consideration	7,739	7,563
Long-term deferred tax liabilities	814	832

Total liabilities	51,985	55,156

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	430	426
Authorized - 100,000,000 shares; Issued - 44,543,177 shares at June 30, 2016 and 43,973,119 shares at March 31, 2016;
Outstanding - 43,008,100 shares at June 30, 2016 and 42,596,228 shares at March 31, 2016
Additional paid in capital	520,842	508,624
Accumulated deficit	(86,165)	(99,075)
Treasury stock at cost - 1,535,077 shares at June 30, 2016 and 1,376,891 shares at March 31, 2016	(41,691)	(26,660)
Accumulated other comprehensive loss	(16,089)	(14,540)

Total stockholders’ equity	377,327	368,775

Total liabilities and stockholders’ equity	$429,312	$423,931

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended June 30,
	2016	2015
Revenue:
Product revenue	$102,989	$73,426
Funded research and development	6	6

	102,995	73,432

Costs and expenses:
Cost of product revenue	15,070	10,868
Research and development	15,660	10,210
Selling, general and administrative	51,032	37,323

	81,762	58,401

Income from operations	21,233	15,031

Other income:
Investment income, net	269	63
Other income (expense), net	(77)	53

	192	116

Income before income taxes	21,425	15,147
Income tax provision	8,515	6,288

Net income	$12,910	$8,859

Basic net income per share	$0.30	$0.21
Basic weighted average shares outstanding	42,811	41,696

Diluted net income per share	$0.29	$0.20
Diluted weighted average shares outstanding	45,178	44,410